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                              VALLEY MEDIA INC.
                          MANAGEMENT INCENTIVE PLAN
                                 PLAN SUMMARY


PURPOSE

Valley Media Inc. (the "Company") strives to provide a total compensation program that compares favorably to the compensation provided by our principal competitors, and enables us to attract and retain the high quality employees needed to be successful over the long term. A key component of this compensation program is the Management Incentive Program or "MIP" (the "Plan"). The MIP is an annual cash incentive award program for eligible management staff as determined by outstanding individual contributions and company performance.

DEFINITIONS

- BASE SALARY:           Base compensation as determined on the last day of the
                         Plan Year, excluding without limitation, incentives,
                         bonuses, overtime, expense reimbursement, and employee
                         and fringe benefits.
- ELIGIBLE POSITION:     Manager, Director, Vice President as determined by
                         the Sr. Vice President.
- EXECUTIVE STAFF:       Senior management group made up of CEO and Vice
                         Presidents.
- FISCAL YEAR:           The 12 month period commencing on April 1, 1998 and
                         continuing through March 31, 1999.
- PARTICIPANT:           A member of management who is eligible for an
                         Incentive Award under the Plan.
- PLAN YEAR:             Same is Fiscal Year.
- NET INCOME:            Operating profit less interest, taxes and bonuses.
                         May be adjusted at the Executive Committee's discretion
                         for certain unplanned events.
- INCENTIVE AWARD:       The cash compensation paid to a Participant under the
                         Plan.
- INCENTIVE OPPORTUNITY: The amount of an Incentive Award a Participant is eligible for. Expressed as a percent of Base Salary.
- THRESHOLD:             The minimum amount of Net Income that must be
                         achieved before any Incentive Award will be paid.

ELIGIBILITY

- Members of the management team at Valley Media Inc. who are in a position of manager level or above as determined the Sr. Vice President of the respective function.
- Is not a participant in a sales incentive/commission plan or any other separate incentive program that is substantially similar to this Plan
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MIP Plan summary



- Is hired or promoted into an Eligible Position on or before October 1, 1998. If an individual is hired or promoted into an Eligible Position after October 1, 1998, they will be eligible to participate in the MIP during the next fiscal year.
- Participants must be actively employed at the time incentive awards are disbursed in order to receive an award payout.

INCENTIVE AWARD OPPORTUNITY AND PERFORMANCE WEIGHTING

- A Participant's Incentive Opportunity is expressed and calculated as a percentage of a Participant's Base Salary.
- The Incentive Award for a Participant who has not been in an Eligible Position (either through being hired or promoted) for the entire Fiscal Year shall be determined by pro-rating their Base Salary on the basis of the portion of Plan Year spent in the eligible position.
- The incentive award payout is based on both corporate and individual performance. Each component is weighted 50%

PERFORMANCE MEASURES

CORPORATE
The corporate portion of the incentive award is directly linked to Valley's Net Income. For the 1999 Plan Year, the Net Income target is $4.2 million. The following table shows the incentive award payout opportunity based on actual Net Income results for the fiscal year.

   -----------------------------------------------------------------
                                        AWARD PAYOUT
          NET INCOME            PERCENTAGE OF TARGET INCENTIVE
                                          PAYABLE
   -----------------------------------------------------------------
       less than $3.8M                       0%
     GREATER THAN= $3.8M                    50%
           $4.2M                           100%
            $5M                            150%
   -----------------------------------------------------------------

- The Company's Net Income must reach a threshold of $3.8 million for the coporate portion of the award to payout. At the threshold, the corporate portion is paid at 50% of the corporate target payout.
- Between $3.8 million and $4.2 million, the level of award payout is prorated between 50% and 100% of the corporate target payout.
-  At $4.2 million, the award payout is 100% of the corporate portion.
- If actual Net Income exceeds $4.2 million, the level of award payout continues to increase.
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MIP Plan summary



INDIVIDUAL
The individual portion for the MIP is based upon individual performance against pre-established goals. The actual payout may range from 0% to 100% of the individual portion.

The Company must reach its Net Income threshold of $3.8 million before any individual awards will be paid.

Participants establish goals in support of the Company's annual objectives. Individual goals are approved by each function's Senior Vice President and a copy submitted to Human Resources. At year-end, the Participant's manager and Senior Vice President recommend the individual's award percentage based upon goal achievement. The Executive Staff reviews and approves actual award payouts. The Table below indicates the Incentive Opportunity by organizational level expressed as a percent of base salary.

   -------------------------------------------------------------------
                            INCENTIVE OPPORTUNITY       PERFORMANCE
        POSITION              % OF BASE SALARY           WEIGHTING
   -------------------------------------------------------------------
   Director                          15%               50% Corporate
                                                       50% Individual
   -------------------------------------------------------------------
   Manager                           10%               50% Corporate
                                                       50% Individual
   -------------------------------------------------------------------

APPROVAL AND PAYMENT OF AWARDS

- As soon as practicable following the end of the Plan Year, the Executive Committee, after taking into account evaluations and recommendations of the CEO, shall evaluate the degree to which the performance objectives have been achieved for purposes of determining the amounts of any Incentive Awards payable under the Plan.
- Incentive Awards shall be payable to Participants no later than 30 days following acceptance of the Company's year-end external audit report.
- Incentive Awards shall be paid in cash and are subject to payroll deductions for tax and other withholdings.


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THE MIP MAY BE AMENDED OR TERMINATED FOR ANY REASON AT ANY TIME BY THE
EXECUTIVE COMMITTEE. THE PLAN IS SPECIFICALLY DESIGNED TO GUIDE THE COMPANY IN GRANTING INCENTIVE AWARDS AND DOES NOT CREATE ANY CONTRACTUAL RIGHT OF ANY EMPLOYEE TO ANY INCENTIVE AWARD OR CONTINUED EMPLOYMENT.
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